Exhibit 99.1

Appendix 4C

Quarter Ended 31 March 2015

San Diego, California and Sydney, Australia (Thursday, 30 April 2015, AEST) — REVA Medical, Inc. (ASX: RVA) (“REVA” or the “Company”) is pleased to provide the attached Appendix 4C Quarterly Report for the quarter ended 31 March 2015. The Appendix 4C is unaudited.

First Quarter Highlights

During the first quarter of 2015, the Company’s operating activities focused on the clinical study of its FantomTM scaffold, a next generation drug-eluting bioresorbable coronary scaffold. In addition to hospital and physician training and product preparation activities, in March the Company announced the initiation of its FANTOM II clinical trial, which is intended to enroll up to 110 patients at multiple clinical sites in eight countries outside the United States. Data from these patients will be gathered and assessed during the first half of 2016 and is planned to be used in a CE Mark application by mid-2016. If approved, the CE Mark would allow REVA to sell in Europe and other countries that recognize the CE Mark. Fantom utilizes REVA’s advanced proprietary polymer that allows for thinner strut thickness and enhanced deliverability, while offering its unique property of being visible under x-ray.

Also during the first quarter of 2015, the Company announced the appointments of Dr. Ross Breckenridge and Scott Huennekens to its Board of Directors, both of whom bring significant medical device and business experience that aligns with the Company’s clinical trials and transition to commercialization.

The Company will hold its 2015 Annual General Meeting of Stockholders in Sydney, Australia, on Thursday, 28 May 2015 at 10:30 a.m. at the Museum of Sydney. An additional update on operations will be provided at that time. Information regarding audio access to the meeting will be made available approximately 21 May 2015.

Appendix 4C

As of 31 March 2015, the Company’s cash balance was US$20,583,000 and its interest-bearing investments were US$995,000 for a total of US$21,578,000. The current quarter end cash balance reflects a decrease of US$5,231,000 from the 31 December 2014 quarter end balance of US$25,814,000, primarily as a result of expenditures related to normal operating activities and capital equipment purchases of US$282,000.

HEAD OFFICE: 5751 Copley Drive, San Diego, CA 92111 • +1 (858) 966-3000 • +1 (858) 966-3099 (FAX) • www.revamedical.com

AUSTRALIAN OFFICE: Suite 4, Level 14, 6 O’Connell Street, Sydney NSW 2000 • +61 2 9237 2800

ARBN 146 505 777 • REVA Medical, Inc., is a foreign company incorporated in Delaware, USA, whose stockholders have limited liability

REVA Medical, Inc. — ASX Announcement	Page 2

The Company plans to file its Form 10-Q Quarterly Report (the “Quarterly Report”) with the U.S. Securities and Exchange Commission and with the Australian Securities Exchange on or before 16 May 2015. The Quarterly Report provides financial statements, along with Management’s Discussion and Analysis of Financial Condition and Results of Operations, for the quarter ended 31 March 2015.

About REVA

REVA is a development stage medical device company located in San Diego, California, USA, that is focused on the development, testing, and eventual commercialization of its proprietary bioresorbable stents, which are called “scaffolds” because of their temporary nature. The Company’s scaffolds are currently in clinical studies and have been developed as an alternative to metal stents, which are small tube-like devices permanently implanted into an artery to treat coronary artery disease. Scaffolds provide restoration of blood flow, support the artery through the healing process, then disappear (or “resorb”) from the body over a period of time. This resorption allows the return of natural movement and function of the artery, a result not attainable with permanent metal stents. The Company’s initial intended commercial product, the FantomTM scaffold, has been designed to offer an ideal balance of thinness and strength and distinct ease-of-use features including complete scaffold visibility under x-ray, expansion with one continuous inflation, and no procedural time limitations. REVA will require successful clinical trial results and regulatory approval before it can commercialize Fantom or any other products.

Forward-Looking Statements

This announcement contains or may contain forward-looking statements that are based on management’s beliefs, assumptions and expectations and on information currently available to management. All statements that are not statements of historical fact, including those statements that address future operating performance and events or developments that we expect or anticipate will occur in the future, are forward-looking statements, such as those statements regarding our ability to obtain regulatory approvals, timely and successfully complete our clinical trials, protect our intellectual property position, commercialize our products if and when approved, develop and commercialize new products, and estimates regarding our capital requirements and financial performance, including profitability. You should not place undue reliance on these forward-looking statements. Although management believes these forward-looking statements are reasonable as and when made, forward-looking statements are subject to a number of risks and uncertainties that may cause our actual results to vary materially from those expressed in the forward-looking statements, including the risks and uncertainties that are described in the “Risk Factors” section of our Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 30, 2015. Any forward-looking statements in this announcement speak only as of the date when made. REVA does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

United States	Australia	Australia
Investor & Media Enquiries:	Investor Enquiries:	Media Enquiries:
REVA Medical, Inc.	Inteq Limited	Buchan Consulting
Cheryl Liberatore	Kim Jacobs	Rebecca Wilson
Director, Communications	+61 2 9229 2700	+61 3 9866 4722
+1 858-966-3045		Annabel Murphy
+61 2 9237 2800

HEAD OFFICE:  5751 Copley Drive, San Diego, CA 92111   •   +1 (858) 966-3000   •   +1 (858) 966-3099 (FAX) •   www.revamedical.com

AUSTRALIAN OFFICE:  Suite 4, Level 14, 6 O’Connell Street, Sydney NSW 2000   •   +61 2 9237 2800

ARBN 146 505 777   •   REVA Medical, Inc., is a foreign company incorporated in Delaware, USA, whose stockholders have limited liability

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Rule 4.7B

Appendix 4C

Quarterly report

for entities admitted

on the basis of commitments

Introduced 31/03/00  Amended 30/09/01, 24/10/05, 17/12/10

Name of entity

REVA Medical, Inc.

ABN	Quarter ended (“current quarter”)
ARBN 146 505 777	31 March 2015

Consolidated statement of cash flows

Cash flows related to operating activities			Current Quarter (Q1) $’000 USD	Year to date (3 months) $’000 USD
1.1	Receipts from customers		0	0

1.2	Payments for	(a) staff costs (b) advertising and marketing (c) research and development (d) leased assets (e) other working capital	(2,450) 0 (1,869) 0 (644)	(2,450) 0 (1,869) 0 (644)
1.3	Dividends received		0	0
1.4	Interest and other items of a similar nature received		2	2
1.5	Interest and other costs of finance paid		0	0
1.6	Income taxes paid		0	0
1.7	Other (provide details if material)		0	0
	Net operating cash flows		(4,961)	(4,961)

+ See chapter 19 for defined terms.

17/12/2010	Appendix 4C Page 1

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

		Current Quarter (Q1) $’000 USD	Year to date (3 months) $’000 USD
1.8	Net operating cash flows (carried forward)	(4,961)	(4,961)
	Cash flows related to investing activities
1.9	Payment for acquisition of: (a) businesses (item 5) (b) equity investments (c) intellectual property (d) physical non-current assets (e) other non-current assets	0 0 0 (282) 0	0 0 0 (282) 0
1.10	Proceeds from disposal of: (a) businesses (item 5) (b) equity investments (c) intellectual property (d) physical non-current assets (e) other non-current assets	0 0 0 0 0	0 0 0 0 0
1.11	Loans to other entities	0	0
1.12	Loans repaid by other entities	0	0
1.13	Other	0	0
	Net investing cash flows	(282)	(282)
1.14	Total operating and investing cash flows	(5,243)	(5,243)
	Cash flows related to financing activities
1.15	Proceeds from issues of shares, options, etc.	62	62
1.16	Proceeds from sale of forfeited shares	0	0
1.17	Proceeds from borrowings	0	0
1.18	Repayment of borrowings	0	0
1.19	Dividends paid	0	0
1.20	Other (costs of financing transaction)	(50)	(50)
	Net financing cash flows	12	12
	Net increase (decrease) in cash held	(5,231)	(5,231)
1.21	Cash at beginning of quarter/year to date	25,814	25,814
1.22	Exchange rate adjustments to item 1.20	0	0
1.23	Cash at end of quarter	20,583	20,583

+ See chapter 19 for defined terms.

Appendix 4C Page 2	17/12/2010

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Payments to directors of the entity and associates of the directors

Payments to related entities of the entity and associates of the related entities

		Current Quarter (Q1) $’000 USD
1.24	Aggregate amount of payments to the parties included in item 1.2	283
1.25	Aggregate amount of loans to the parties included in item 1.11	0
1.26	Explanation necessary for an understanding of the transactions

   Australian Director fees (2 non-executive directors)

   U.S Director fees (3 non-executive directors)

   U.S. Director consulting fee (1 non-executive director)

   U.S. Director salary and annual bonus (1 executive director)

	20 28 87 148

Non-cash financing and investing activities

2.1	Details of financing and investing transactions which have had a material effect on consolidated assets and liabilities but did not involve cash flows

N/A

2.2	Details of outlays made by other entities to establish or increase their share in businesses in which the reporting entity has an interest

N/A

Financing facilities available

Add notes as necessary for an understanding of the position.

		Amount available $’000 USD	Amount used $’000 USD
3.1	Loan facilities	0	0
3.2	Credit standby arrangements	0	0

+ See chapter 19 for defined terms.

17/12/2010	Appendix 4C Page 3

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Reconciliation of cash

Reconciliation of cash at the end of the quarter (as shown in the consolidated statement of cash flows) to the related items in the accounts is as follows.		Current Quarter (Q1) $’000 USD	Previous Quarter (Q4) $’000 USD
4.1	Cash on hand and at bank	15	18
4.2	Deposits at call (including time deposits)	20,568	25,796
4.3	Bank overdraft	0	0
4.4	Other (provide details)	0	0
	Total: cash at end of quarter (item 1.23)	20,583	25,814

Acquisitions and disposals of business entities

		Acquisitions (Item 1.9(a))	Disposals (Item 1.10(a))
5.1	Name of entity	N/A	N/A
5.2	Place of incorporation or registration
5.3	Consideration for acquisition or disposal
5.4	Total net assets
5.5	Nature of business

Compliance statement

1                    This statement has been prepared under accounting policies which comply with accounting standards as defined in the Corporations Act (except to the extent that information is not required because of note 2) or other standards acceptable to ASX.

2                    This statement does give a true and fair view of the matters disclosed.

Sign here:	.../s/ Katrina L. Thompson ..........................	Date: 30 April 2015
(Chief Financial Officer/Company Secretary)

Print name: Katrina L. Thompson

+ See chapter 19 for defined terms.

Appendix 4C Page 4	17/12/2010

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Notes

1.                                   The quarterly report provides a basis for informing the market how the entity’s activities have been financed for the past quarter and the effect on its cash position.  An entity wanting to disclose additional information is encouraged to do so, in a note or notes attached to this report.

2.                                   The definitions in, and provisions of, AASB 107: Statement of Cash Flows apply to this report except for any additional disclosure requirements requested by AASB 107 that are not already itemised in this report.

3.                                   Accounting Standards.  ASX will accept, for example, the use of International Financial Reporting Standards for foreign entities.  If the standards used do not address a topic, the Australian standard on that topic (if any) must be complied with.

+ See chapter 19 for defined terms.

17/12/2010	Appendix 4C Page 5